POWER OF ATTORNEY


	The undersigned hereby appoints the Chief
Executive Officer, Chief Financial Officer, Controller and Administrative Assistant to the Chief Executive Officer as attorneys-in-fact with full power of substitution, severally, to execute, in their respective names on behalf of the undersigned, a Form 3 and any Form 4 required to be filed by the undersigned with the Securities and Exchange Commission ("SEC") and to file such Form 3 and Form 4 with the SEC.

	The undersigned has
indicated its instructions with respect to reviewing a draft of the Form 3 and Form 4 prior to its filing below:

	The undersigned does not
require that the undersigned review a draft of the Form 3 and Form 4 prior to their filings: /s/ KCD(initial if applicable)

	The undersigned does
require that the undersigned review a draft of the Form 4 prior to its filing: ____________ (initial if applicable)

	The undersigned does
require that the undersigned review a draft of the Form 3 prior to its filing, but does not require a review of the draft Form 4 prior to its filing: _____________ (initial if applicable)

	The undersigned may
revoke this Power of Attorney at any time by submitting a revocation in writing to the Chief Executive Officer of the Company.

	The
undersigned consents to this Power of Attorney being filed with the SEC.


							  /s/ KEN C. DAWSON
							  Dated:  JULY 8, 2005